Exhibit 10.3

ILLUMINA SOFTWARE SUBSCRIPTION AGREEMENT

This Illumina Software Subscription Agreement (together with any Service Addenda (as defined below), the “Agreement”) defines the rights and obligations of Illumina, Inc. (together with any of its affiliates that are identified on the quotation for Services (as defined below), “Illumina”) and the Customer (as defined below) regarding the Illumina software-as-a-service or on-premises software that is purchased on a subscription basis by Customer pursuant to any Illumina-issued quotation referencing this Agreement (each, a “Service”). This Agreement is a master agreement and will be accompanied by one or more applicable Service-specific addenda to this Agreement (each, a “Service Addendum”). This Agreement, each applicable Service Addendum, any quotation related to any Service, and any Privacy Documents (as defined below) constitute the entire agreement of the parties relating to the Services.

Please read the following legally binding terms carefully before using or accessing any Service. By selecting the “accept” option, placing an order with Illumina pursuant to an Illumina-issued quotation referencing this Agreement, or otherwise accessing or using any Service, Customer acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Customer acknowledges that Customer has read and understood the terms and conditions of the Illumina Privacy Policy, which describes how Illumina uses personal data for the execution and performance of the Agreement.

The term “Customer” refers collectively to you, the user accepting this Agreement and the entity that you represent. This Agreement is effective as of the date you click to accept the Agreement or otherwise place an order with Illumina under a quotation referencing this Agreement (the “Effective Date”). If Customer is accepting this Agreement on behalf of an entity, Customer represents and warrants that: (a) Customer has full legal authority to bind such entity to this Agreement; (b) Customer has read and understands this Agreement; and (c) Customer agrees, on behalf of such entity, to the terms and conditions of this Agreement. If you do not have the legal authority to bind such entity, please do not click the accept option or place an order with Illumina for the Services.

The Services subject to this Agreement are listed below in the Service Addenda Index. Each Service ordered by Customer will be set forth in the quotation from Illumina and/or related order form. For each Service ordered, Customer agrees to the terms and conditions of the corresponding Service Addendum applicable to such Service, in addition to the terms of this Agreement.

Unless separate terms and conditions for the Services are expressly agreed to in writing between Illumina and Customer that supersedes this Agreement, this Agreement will exclusively govern Customer’s use of and access to the Services, including all applicable Service Addenda.

1.	ACCESS TOSERVICE; SOFTWARE LICENSE.

a.

Service Use. Subject to the terms and conditions of this Agreement and Customer’s payment of all applicable fees, during the Term Illumina will provide each purchased Service in accordance with this Agreement and Customer may access and use each Service as set forth herein and as provided in the applicable Service Addendum, solely pursuant to the Service’s Documentation. For the avoidance of doubt, Customer has no rights to download or modify any Service or any information or component therein. Notwithstanding anything to the contrary herein, all rights not specifically granted in this Section 1(a) or in a Service Addendum shall be reserved and remain always with Illumina. Customer will use each Service (including the transfer of data) only in strict compliance with all applicable laws, rules and regulations in the jurisdiction in which Customer is located, and, if applicable, the jurisdiction from which any sample originated.

b.

Software License. If specified in the applicable quotation or otherwise provided by Illumina for use with a purchased product, the Services may include proprietary on-premise software that is made available by Illumina to Customer to download (if it is not already installed on Illumina-provided hardware) and use (“Software”). Any Software is licensed to Customer, not sold. Subject to the terms and conditions of this Agreement and the applicable Service Addendum and Customer’s payment of all applicable fees, during the Term (as defined below), Illumina hereby grants to Customer a limited, non-exclusive, revocable (for breach), non-transferable, non- sublicensable license to download the Software in object code only and use such Software as set forth herein and as provided in the applicable Service Addendum, solely pursuant to the Service’s Documentation. For the avoidance of doubt, Customer has no rights to reproduce or modify the Software or any information, or component therein. Notwithstanding anything to the contrary herein, all rights not specifically granted in this Section 1(b) or in a Service Addendum shall be reserved and remain always with Illumina. Customer will use the Software (including the transfer of data) only in strict compliance with all applicable laws, rules and regulations in the jurisdiction in which Customer is located, and, if applicable, the jurisdiction from which any sample originated.

c.

RESTRICTIONS. The rights granted in Section 1(a)-(b) specifically exclude any sublicense or resale rights to the Services or to its content, including, but not limited to, any results, any derivative use of the Service or its contents, or any use of data mining, robots, or similar data gathering and extraction tools with the Services. Except as expressly permitted in Section 1 or in a Service Addendum, Customer shall not:

(i)	sub-license, rent, sell, lease, distribute, provide access to, or otherwise transfer any Service or any part thereof or its use of any Service;
(ii)	use any Service for timesharing or service bureau purposes or otherwise use or allow others to use for the benefit of any third party;
(iii)

reverse engineer, decompile, disassemble, or derive the source code or underlying ideas or algorithms of any Service or any portion thereof, or attempt to do any of the foregoing, except as required to be permitted by applicable law;

(iv)

access, mine, or collect any data or other content available through any Service (excluding Data) through any technology or means other than those authorized by Illumina, including through the use of any automated means (other than Illumina provided APIs) such as robots, spiders, scrapers, or similar data gathering and extraction tools with any Service;

(v)	use the data or other content available through any Service (excluding Data) as input to, or to train, artificial intelligence or machine learning models;
(vi)

remove, circumvent, disable, damage, or otherwise interfere with security or other preventive features of any Service, or otherwise gain or attempt to gain unpermitted access by any means to, or otherwise cause harm to, any Illumina computer system, network, or database;

(vii)	copy, modify, port, translate, localize or create derivative works of any Service;
(viii)	use any Service or Data in a way that is either prohibited by applicable law or regulation, or contrary to ethical guidelines promulgated by established national and international ethics bodies;
(ix)	negligently or intentionally or willfully propagate any virus, worms, Trojan horses or other programming routine intended to damage any system or data;
(x)	remove or modify any acknowledgements, credits, or legal notices contained on any Service or any part thereof;
(xi)	file copyright or patent applications that include any Service or any portion thereof; or
(xii)

use any Services to transmit, store, display, distribute, or otherwise make available any data that is illegal, defamatory, abusive, obscene, vulgar, fraudulent, false, misleading (directly or by omission or failure to update information), deceptive, promotes discrimination, harassing, is violent or promotes violence, or promotes illegal or harmful activities.

d.

Service Level Agreement. The Illumina Cloud Service Level Agreement, available at Illumina Service Level Agreement for Master Software Subscription Agreement (the “SLA”) is hereby incorporated into this Agreement and applies to the following cloud Services only: BaseSpace Sequence Hub (Enterprise level subscription), Illumina Connected Analytics, Emedgene, and Illumina Connected Insights. The SLA specifically does not apply to any on- premise Service or any other Service that is not identified in the previous sentence. Illumina’s sole obligations with respect to making the Services available are set forth in the SLA. Except as otherwise provided in the SLA, Illumina makes no guarantee that the Services will be available to Customer at any given time, and reserves the right to add to or modify the features of the Services at any time.

e.

Pre-Release Technology. From time to time, Illumina may make beta or other pre-general release features, applications and/or versions of the Services (“Pre-Release Technology”) available to Customer at no additional charge. Customer may use the Pre-Release Technology only for internal testing and evaluation and Customer may not provide access to or disclose the existence of Pre-Release Technology to any third party. Illumina may suspend or terminate Customer’s access to or use of any Pre-Release Technology. WITHOUT LIMITING ANY DISCLAIMERS IN THE AGREEMENT, PRE-RELEASE TECHNOLOGY IS NOT READY FOR GENERAL COMMERCIAL RELEASE AND MAY CONTAIN BUGS, ERRORS, DEFECTS, OR HARMFUL COMPONENTS. ACCORDINGLY, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, ILLUMINA IS PROVIDING PRE-RELEASE TECHNOLOGY “AS IS.” NOTWITHSTANDING ANYTHING TO THE CONTRARY, ILLUMINA AND ITS SUPPLIERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE REGARDING PRE- RELEASE TECHNOLOGY, INCLUDING ANY WARRANTY THAT THE PRE-RELEASE TECHNOLOGY WILL BECOME GENERALLY AVAILABLE, BE UNINTERRUPTED, ERROR FREE, OR FREE OF HARMFUL COMPONENTS, OR THAT ANY CONTENT, INCLUDING DATA, WILL BE SECURE OR NOT OTHERWISE LOST OR DAMAGED. EXCEPT TO THE EXTENT PROHIBITED BY LAW, ILLUMINA AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT, AND ANY WARRANTIES ARISING OUT OF ANY COURSE OF DEALING OR USAGE OF TRADE. ILLUMINA AND ITS SUPPLIER’S AGGREGATE LIABILITY FOR ANY PRE-RELEASE TECHNOLOGY WILL BE LIMITED TO $1,000 USD.

f.	Order of Precedence.

(i)

In the event of a direct conflict between the terms of this Agreement and any Service Addendum, the terms of the Service Addendum shall control with respect to the specific Service offering, but not to any other Service.

(ii)

In the event of a direct conflict between the terms of this Agreement, any Software Addendum and the Cloud DPA or Tech Support DPA (as defined in Section 11), the Cloud DPA or Tech Support DPA shall control with respect to the subject matter of the Cloud DPA or Tech Support DPA.

(iii)

In the event of a direct conflict between any quotation and any terms of this Agreement, this Agreement shall control except as to (A) price of a Service, and (B) subscription term of a purchased Service.

(iv)

In the event of a direct conflict between different Service Addenda, the terms set forth in one Service Addenda shall apply to the Service described therein and the terms in the other Service Addenda shall apply to the applicable other Service.

(v)

In the event of a direct conflict between this Agreement and any other sale or supply agreement applicable to the Services, the terms of this Agreement shall control with respect to the Services to which this Agreement relates.

g.

Customer is solely responsible for obtaining, installing and maintaining its own internal equipment and communications services necessary to access, download (if applicable), and use the Services. Customer shall be solely responsible for any telephone charges, Internet access fees, and other such similar fees and expenses incurred by it through the access to, download (if applicable), and use of the Services.

h.

Accounts. A Service may require Customer to create an Illumina account (“Account”) for each of its end users. Each end user may only register for one Account, and each Customer end user must complete the Account registration process by providing its current, complete and accurate information as prompted by the applicable registration form. Customer is solely responsible for maintaining the confidentiality of all of its passwords and Accounts. Customer agrees that each of its end users will not share its Account or transfer any part of it to anyone else. Furthermore, Customer is entirely responsible for any and all activities that occurs under the Account(s) of its end users. Customer will notify Illumina immediately of any unauthorized use of its Account or of any other breach of security that Customer becomes aware of. Illumina will not be liable for any loss that Customer may incur as a result of someone else using its password or Account, either with or without its knowledge. Customer may not use anyone else's Account at any time without the permission of the Account holder and Customer may not permit any party to access and/or use the Subject Service with its login name and password.

2.	FEES AND PAYMENT; TAXES.

a.

Any fees payable by Customer to Illumina for access to and use of each Service will be payable within 30 days of invoice from Illumina. In addition to any access or other fees identified in Customer’s quotation for each Service, if applicable, Customer will be responsible for purchasing from Illumina a sufficient number of iCredits to enable the use of such Service, which iCredits may be applied to certain costs, including storage and computational costs. Subject to this Agreement, Customer’s access to each Service will be automatically renewed on the same terms of Customer’s last quotation for such Service provided by Illumina, and Illumina shall invoice Customer for the applicable fees for any renewal. If Customer does not pay all applicable fees (including with respect to iCredits) within 30 days of invoice, Customer’s access to such Service may be suspended or terminated in Illumina’s sole discretion. Additional services and functionality accessed by Customer through a Service, including without limitation additional storage and computation functionality, may be subject to additional fees, which fees shall be payable to Illumina in accordance with payment terms set forth by Illumina.

b.

Customer agrees that any applicable sales, use, excise, VAT (value added tax), GST (goods and services tax), withholding and other taxes will be calculated based on both the tax rates in effect on the date of access to a Service. Any amounts for tax listed on a quotation, if any, are for reference purposes only and are not binding on Illumina. All prices and other amounts payable to Illumina are exclusive of and are payable without deduction for any taxes, customs duties, tariffs or charges hereafter claimed or imposed by any governmental authority upon the sale of Service, all of which will be paid by Customer. In the event Illumina is required by law or regulation to pay any such tax, duty or charge, such amount will be added to the purchase price or subsequently invoiced to the Customer.

3.	OWNERSHIP; FEEDBACK.

a.

Ownership. The Services are and shall remain proprietary material of Illumina and/or its suppliers. Illumina and/or its suppliers shall retain ownership of all patents, copyrights, trademarks, trade names, trade secrets, and other intellectual property rights in the Services and any components thereof. Except for the limited rights provided in Section 1 of this Agreement, Customer shall have no right, title, or interest in or to the Services. Customer agrees to inform Illumina promptly of any infringement or other improper action with respect to the Illumina intellectual property that comes to Customer’s attention. Illumina reserves all rights in its intellectual property that are not expressly granted in the Agreement, and no licenses are granted by Illumina to Customer under the Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.

b.

Feedback. In the event Customer provides any feedback, suggestion, or recommendation of any kind regarding any Service (“Feedback”), Customer hereby grants to Illumina and its affiliates an irrevocable, non-exclusive, royalty-free, perpetual, worldwide, assignable, sublicensable, transferable license to use, modify, prepare derivative works of, publish, distribute and sublicense such Feedback for all purposes, and Customer irrevocably waives, and causes to be waived, against Illumina or its other users any claims and assertions of any moral rights contained thereto. Any feedback Customer submits to Illumina will be considered non-confidential and non-proprietary to Customer.

4.	THIRD PARTY CONTENT; THIRD PARTY PROGRAMS.

a.

Third Party Content. “Third Party Content” means any data, software, or other content within a Service that is either provided by third parties, uploaded or added by Customer to the Services, or made available on third party websites and linked to or otherwise used in connection with such Service. Customer acknowledges that all of the intellectual property rights in the Third Party Content are owned by the third party who created and/or provided such Third Party Content, and that additional terms may apply to and govern Customer’s access to and use of this Third Party Content, including any terms set forth in the applicable Service Addendum. Customer is not authorized under this Agreement to use that Third Party Content except as expressly permitted herein (including subject to all applicable restrictions in Section 1) and as set forth in a Service Addendum to this Agreement. Except as otherwise provided in a Service Addendum, any rights Customer has in the Third Party Content of others must be agreed upon by Customer and the owner of such Third Party Content. Customer agrees that Illumina will not be responsible for any loss or damage incurred as the result of Customer’s dealings with any Third Party Content owner. Customer acknowledges and agrees that: (i) Illumina is not responsible for any such Third Party Content and has no obligations to support such Third Party Content (unless otherwise set forth in the applicable Service Addendum); (ii) Illumina makes no guarantees about the accuracy, currency, suitability, or quality of the information In such Third Party Content; and (iii) Illumina assumes no responsibility for any unintended, objectionable, inaccurate, misleading, or unlawful Third Party Content.

b.

Third Party Programs. The Services may contain third party software for which Illumina is required to provide attribution (“Third Party Programs”). Some of the Third Party Programs are available under open source or free software licenses. This Agreement does not alter any rights or obligations you may have under those open source or free software licenses. Any rights Customer may have under Third Party Programs will be set forth in a Service’s READ ME file, in its Documentation, or otherwise including in the Service’s “Help” or “About” box. Customer acknowledges and agrees that Illumina is not responsible and has no obligations to support any such Third Party Programs.

5.	LIMITED WARRANTY.

ILLUMINA REPRESENTS AND WARRANTS THAT EACH SERVICE WILL FUNCTION, IN ALL MATERIAL RESPECTS, SUBSTANTIALLY IN ACCORDANCE WITH THE APPLICABLE DOCUMENTATION FOR A PERIOD OF SIX MONTHS FOLLOWING THE EFFECTIVE DATE. IF A SERVICE FAILS TO FUNCTION AS WARRANTED, CUSTOMER AGREES TO INFORM ILLUMINA IN WRITING (INCLUDING SOLELY BY EMAIL) AND ILLUMINA WILL USE COMMERCIALLY REASONABLE EFFORTS TO CORRECT THE REPORTED ISSUE. IF ILLUMINA IS UNABLE TO CORRECT THE ISSUE WITHIN 30 DAYS FROM THE DATE CUSTOMER REPORTS THE ISSUE TO ILLUMINA, CUSTOMER MAY TERMINATE THIS AGREEMENT AND ILLUMINA WILL REFUND THE FEES PRE-PAID BY CUSTOMER TO ILLUMINA FOR ACCESS TO SUCH SERVICE FROM THE TERMINATION DATE THROUGH THE END OF THE TERM, UNLESS SUCH ISSUE WAS CAUSED BY CUSTOMER’S ABUSE OF THE SERVICE OR DUE TO CUSTOMER’S INABILITY TO ACCESS THE INTERNET OR DUE TO FACTORS BEYOND ILLUMINA’S REASONABLE CONTROL (I.E., AND WITHOUT LIMITATION, NATURAL DISASTER, WAR, ACTS OF TERRORISM, OR A POWER OR NETWORK FAILURE EXTERNAL TO DATA CENTERS USED IN THE PROVISION OF THE SERVICE, INCLUDING AT CUSTOMER’S SITE OR BETWEEN CUSTOMER’S SITE AND ILLUMINA DATA CENTERS). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 5, ILLUMINA AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES OR ANY DATA OR CONTENT AVAILABLE IN THE SERVICES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY ILLUMINA, ITS EMPLOYEES, DISTRIBUTORS, DEALERS, OR AGENTS SHALL CREATE ANY NEW WARRANTIES. ILLUMINA DOES NOT WARRANT THAT THE OPERATION OF THE SERVICES WILL BE ERROR-FREE OR UNINTERRUPTED. CUSTOMER ACKNOWLEDGES AND AGREES THAT THE SERVICES ARE NOT INTENDED BY ILLUMINA, AND HAVE NOT BEEN DESIGNED BY ILLUMINA, TO BE USED FOR PATIENT CARE PURPOSES, INCLUDING WITHOUT LIMITATION, USE IN DIAGNOSING OR TREATING PATIENTS. “DOCUMENTATION” MEANS, WITH RESPECT TO A SERVICE, ANY MANUALS AND OTHER WRITTEN MATERIALS MADE AVAILABLE BY ILLUMINA THAT DESCRIBE THE FEATURES AND FUNCTIONS OF SUCH SERVICE.

6.	INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT INDEMNIFICATION.

a.

Illumina Indemnity. Subject to the terms and conditions of this Agreement, Illumina will defend, indemnify, and hold Customer harmless against all liabilities, damages, and costs (including settlement costs and reasonable attorneys’ fees) arising out of a third party claim that a Service, when used in accordance with this Agreement, and in accordance with the Documentation, infringes the valid and enforceable intellectual property rights of a third party. Illumina’s indemnification obligations are conditioned upon Customer: (i) promptly notifying Illumina in writing of such claim or action; (ii) giving Illumina exclusive control and authority over the defense and settlement of such claim or action; (iii) not admitting infringement of any intellectual property right without prior written consent of Illumina; (iv) not entering into any settlement or compromise of any such claim or action without Illumina’s prior written consent; and (v) providing reasonable assistance to Illumina in the defense of the claim or action; provided that Illumina reimburses Customer for Customer’s reasonable out-of-pocket expenses incurred in providing such assistance. Customer shall be obliged to mitigate Customer’s losses insofar as is reasonable in the circumstances.

b.

Exclusions. Illumina’s indemnification obligations set forth in Section 6(a) do not apply to the extent a third party claim is caused by, or arises from Customer’s (or Customer’s agent’s): (i) use of the Service in any manner or for any purpose inconsistent with this Agreement; (ii) use of the Service in any manner not in accordance with the Documentation; (iii) use of the Service in combination with any other products, software, materials, or services not supplied by Illumina; (iv) use of the Service to perform any assay or other process not supplied by Illumina; (v) Illumina’s compliance with specifications or instructions furnished by, or on behalf of, Customer; (vi) Customer’s breach of any of the terms and conditions of this Agreement; (vii) use of stand-alone third party goods, software, or services that may be acquired or used with the Service; (viii) use of the Service in any manner or for any purpose that requires rights to third party intellectual property; (ix) continued allegedly infringing activity after being notified thereof and being provided with modifications that would have avoided the alleged infringement; or (x) unauthorized modification of the Service.

c.

Remedies. If a Service or any part thereof, becomes, or Illumina reasonably believes may become, the subject of an infringement claim, Illumina will have the right, at its option, to: (i) procure for Customer the right to continue using such Service; (ii) modify or replace such Service with a substantially equivalent non-infringing substitute; or (iii) terminate the rights, license, and any other permissions provided to Customer with respect to such Service and refund to Customer a pro-rata amount of the fees paid by Customer to Illumina for access to such Service through the date a third party claim occurs for the allegedly infringing Service.

d.

THIS SECTION 6 IS A COMPLETE STATEMENT OF CUSTOMER’S REMEDIES FOR THIRD PARTY CLAIMS FOR INFRINGEMENT AS DESCRIBED IN SECTION 6(A) AND STATES THE ENTIRE LIABILITY OF ILLUMINA FOR ANY SUCH INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

7.	CUSTOMER’S DATA; UNDERTAKINGS.

a.

Ownership. Customer shall own all right, title and interest in and to the Data. “Data” means all information, images, files, or other data that is uploaded by Customer, provided by Customer, stored by Customer, or created by Customer within a Service, including genomic information generated by sequencing instruments, further analysis or processing conducted on such information, and the results generated by such Service.

b.

License to Data. Customer hereby grants to Illumina, its affiliates, and its third party service providers a non- exclusive, fully paid-up, royalty-free, worldwide, irrevocable, perpetual right and license, with the right to sublicense, to access and use the Data, in each case, to the extent permitted by law, (i) to provide the Services (which may include providing technical support and may include Illumina using data compression) and (ii) to collect and retain non-personally identifiable statistical and metadata (which, for clarity, excludes Data) for use by Illumina to improve Illumina’s software offerings. In the event that Illumina needs to access the Data to provide reporting, respond to any technical problems, queries, or requests from Customer, Customer will ensure that Illumina is permitted to do so in accordance with applicable law.

c.

Responsibility for Data. Customer acknowledges and agrees that Customer will have sole responsibility for the accuracy, quality, integrity, legality, reliability, appropriateness, and intellectual property ownership or right to use Data. Customer represents and warrants that Customer owns or has provided or obtained the necessary disclosures, permissions, rights, and consents to use, and authorize the use of, the Data as described herein under all applicable laws, and that Customer’s use of Data and results is solely Customer’s responsibility. Illumina expressly disclaims any liability for Data and content transmitted through or stored, temporarily or permanently, on Illumina owned or operated networks or any server and for the actions of omission of Customer with respect to such Data and content.

8.

DATA DISCLAIMER; INDEMNITY. CUSTOMER EXPRESSLY RECOGNIZES THAT ILLUMINA DOES NOT CREATE OR ENDORSE ANY DATA PROCESSED BY OR USED IN CONJUNCTION WITH THE SERVICES. IT IS CUSTOMER’s RESPONSIBILITY TO ENSURE CUSTOMER HAS OBTAINED ALL NECESSARY PERMISSIONS AND CONSENTS (INCLUDING, WITHOUT LIMITATION, ALL CONSENTS FROM HUMAN SUBJECTS) TO USE AND TRANSMIT THE DATA ON OR THROUGH THE SERVICES AND GRANT THE RIGHTS HEREUNDER. CUSTOMER FURTHER ACKNOWLEDGES AND UNDERTAKES THAT CUSTOMER SHALL BE SOLELY RESPONSIBLE FOR CONDUCTING ROUTINE BACKUPS AND ARCHIVING OF DATA. CUSTOMER ACKNOWLEDGES THAT ILLUMINA HAS NO RESPONSIBILITY TO MONITOR OR SCREEN THE DATA FOR COMPLIANCE WITH ANY LAW OR REGULATION OR FOR ANY OTHER PURPOSE. Customer shall, at Customer’s own expense, indemnify, defend and hold Illumina, its affiliates, and their respective officers, directors, employees, agents and representatives harmless from and against all liabilities, damages, and costs (including settlement costs and reasonable attorneys’ fees) incurred by reason of Illumina’s compliance with Customer’s instructions with respect to the ownership, custody, processing or disposition of the Data by Illumina, as applicable.

9.

LIMITATION OF LIABILITY. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL ILLUMINA OR ITS SUPPLIERS BE LIABLE TO CUSTOMER, CUSTOMER’S EMPLOYEES OR REPRESENTATIVES OR TO ANY THIRD PARTY IN TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT, STRICT LIABILITY, BREACH OF STATUTORY DUTY, OR OTHERWISE DUE TO, UNDER AND/OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IF AND TO THE EXTENT THAT THE LOSS OR DAMAGE IN RESPECT OF WHICH SUCH LIABILITY ARISES OR IS CLAIMED TO ARISE FALLS WITHIN ANY OF THE FOLLOWING CATEGORIES: LOSS OF PROFITS, LOSS OF OR CORRUPTION OR DAMAGE TO DATA, INTERRUPTION OF BUSINESS, OR OTHER SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER OR NOT ILLUMINA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, CORRUPTION OR DAMAGE AND WHETHER OR NOT SUCH LOSS, CORRUPTION OR DAMAGE IS FORESEEABLE. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE CUMULATIVE LIABILITY OF ILLUMINA FOR ALL CLAIMS ARISING FROM OR RELATING TO THIS AGREEMENT, INCLUDING ANY SERVICES PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY CAUSE OF ACTION SOUNDING IN CONTRACT, TORT, OR STRICT LIABILITY, SHALL NOT EXCEED THE GREATER OF: THE TOTAL FEES PAID BY CUSTOMER TO ILLUMINA FOR THE SERVICE GIVING RISE TO SUCH LIABILITY DURING THE PREVIOUS TWELVE (12) MONTHS BEFORE THE CLAIM, OR ONE THOUSAND DOLLARS (USD $1,000).

10.	TERM AND TERMINATION.

a.

Service Term. With respect to each Service purchased by the Customer, Customer’s access to such Service will commence upon the Effective Date and will continue for the period set forth in the quotation or invoice for access to such Service (with respect to each such Service, the “Term”). Customer agrees that if Customer does not purchase additional use of such Service following the expiration of the Term, Illumina may suspend or terminate such Service (including with respect to the rights granted under Section 1(a)-(b)) purchased by Customer upon the expiration of the Term. The Term may be extended for additional periods upon written agreement of Customer and Illumina and payment of applicable fees.

b.

Termination or Suspension by Illumina. Without prejudice to any other right or remedy available to Illumina, Illumina may suspend or terminate Customer’s access to any and all Services subject to this Agreement without liability if (i) Customer materially breaches this Agreement or any Service Addendum or (ii) if Customer becomes insolvent, ceases to do business as a going concern or if a petition has been filed by or against Customer under any bankruptcy, insolvency or similar law or Customer makes an assignment for the benefit of creditor.

c.

Termination for Convenience by Customer. Customer may terminate this Agreement or Service Addendum for its convenience at any time on prior written notice and, upon termination, must cease use of the applicable Service.

d.

Effect of Termination. With respect to any Service purchased by Customer, upon termination or expiration in accordance with this Agreement and any applicable Service Addendum: (i) the Term with respect to such Service, Illumina’s provision of such Service, and Customer’s right to access and use such Service will cease immediately; (ii) upon the written request of Customer’s authorized representative, at Illumina’s sole discretion, Illumina will promptly return or destroy all Data related to such Service within Illumina’s possession or control; provided, however, that Illumina shall not be obligated to return or destroy such Data that is stored on automated backup systems until the same would be destroyed according to such system’s normal document retention schedule or such Data that must be retained for compliance with applicable laws, rules or regulations; provided further that all Data so retained shall be subject to the provisions of Section 11 (Privacy, Data Security) until the same is returned or destroyed; (iii) Illumina may permanently destroy all Data related to such Service, in its sole discretion; and (iv) all fees owed by Customer to Illumina in respect of such Service at the date on which termination takes effect will become due and payable. The following provisions shall survive the expiration and termination of this Agreement: Sections 3 (Ownership), 5 (Limited Warranty), 6 (Intellectual Property Rights Infringement Indemnification), 7 (Customer’s Data; Undertakings), 8 (Data Disclaimer; Indemnity), 9 (Limitation of Liability), 10.c (Effect of Termination), 14 (General), and any provision identified in a Service Addendum as surviving such Termination.

11.	PRIVACY; DATA SECURITY.

a.

Definitions. For the purposes of this Section 11, “Data Protection Laws” means any and all applicable laws, regulations and any other applicable legislation and regulatory requirements in force relating to data protection, privacy, and information security, including but not limited to, the European General Data Protection Regulation (“GDPR”), the US Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) Privacy and Security Rules, 45 C.F.R. Parts 160-164, and the Health Information Technology for Economic and Clinical Health Act (“HITECH”), P.L. No. 111-005, Part I, Title XIII, Subpart D, 13401-13409, each as amended from time to time and as applicable to the Parties relating to the use of Personal Data. In this Agreement, the terms “Data Subject”, “Personal Data” and “Process/Processing” shall have the same meaning as set out under Data Protection Laws, or where not specifically defined under Data Protection Laws, the same meaning as analogous terms in those Data Protection Laws.

b.

Use of the Services. Customer understands and agrees that Customer’s use of the Services may involve, at Customer’s discretion, Customer’s uploading, transmission of, creation of, or modification of Data which may include, without limitation, Personal Data. Customer will take appropriate administrative, physical, technical and organizational measures to prevent providing the name, date of birth, address, social security, government issued identification number, or any other information that could directly or indirectly identify the Data Subject whom any Personal Data was derived. In the event that Personal Data is uploaded, transmitted, created or modified by Customer in Customer’s use of the Services, Customer will: (i) only Process the minimum amount of Personal Data as is necessary for Customer’s lawful and ethical intended use of the Services; (ii) retain control of the Personal Data and remain responsible for the Processing instructions Customer gives to Illumina and for Customer’s compliance obligations under the applicable Data Protection Laws, including providing any notices to and obtaining any consents from Data Subjects which may be required to Process Personal Data through the Services; and (iii) not Process Personal Data in violation of the Data Protection Laws.

c.

Processing By Illumina. With respect to any Servies provided over the cloud, Customer acknowledges and agrees that any Processing of Personal Data related to the Services shall be governed by the Illumina Data Processing Addendum – Cloud Services and Technical Support and Maintenance Services (“Cloud DPA”), as updated or amended from time to time. Customer agrees that Illumina Privacy Policy, as updated or amended from time to time, describes how Illumina Processes Personal Data for the execution and performance of this Agreement. Customer shall be responsible for providing relevant Data Subjects (e.g., signatories, representatives, employees) with the Illumina Privacy Policy. With respect to any Servies provided in a local/on-premise manner, Customer acknowledges and agrees that any Processing of Personal Data related to the Services shall be governed by the Illumina Data Processing Addendum - Technical Support and Maintenance Services (“Tech Support DPA”).

d.

HIPAA. To the extent that Illumina will be processing Protected Health Information (“PHI”) of Customer, Customer may not transfer to the Services any PHI unless Customer has entered into a business associate agreement governing the transfer of such PHI. Upon Customer’s request, and otherwise where applicable, Illumina will negotiate in good faith for a commercially reasonable business associate agreement that would govern the transfer of such PHI into the Services, which will be incorporated by reference into this Agreement.

e.	The Cloud DPA, the Tech Support DPA, and/or any business associate agreement that Customer enters into with Illumina, together with the Illumina Privacy Policy, are the “Privacy Documents.”

12.

U.S. Government End Users. If Customer is a branch agency or instrumentality of the United States Government, the following provision applies. The Services are a “commercial item” as that term is defined at 48 C.F.R. 2.101, consisting of “commercial computer software” and “commercial computer software documentation,” as such terms are used in 48 C.F.R. 12.212 or 48 C.F.R. 227.7202 (as applicable). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all United States Government end users acquire the software and Service with only those rights set forth herein.

13.

Export Law. The Services, any related technology, or information provided to Customer are subject to restrictions and controls imposed by U.S. export control laws and regulations and may be subject to applicable export or import laws and regulations in other countries. Customer agrees not to export, re-export, transfer, distribute, release, or use the Services, any related technology, or information provided to Customer into any country or to any person or entity, or in any manner in violation of such controls or any other laws or regulations of any country, state or jurisdiction. Customer agrees to strictly comply with all such laws and regulations and acknowledge that Customer has the sole responsibility to obtain such licenses to export, re-export or import as may be required.

14.	Modifications to Agreement; Modifications to Services.

a.

Illumina may make changes to this Agreement (including any Service Addendum, Cloud DPA, or Tech Support DPA) and pricing from time to time. Unless otherwise noted by Illumina, material changes to the Agreement will become effective 30 days after they are posted, except to the extent the changes apply to new functionality or the Cloud DPA or Tech Support DPA, or are required by applicable law, in which case they will be effective immediately. If Customer does not agree to the revised Agreement, Customer may stop using the Service. Customer may also terminate this Agreement for convenience under Section 10(c) of this agreement. Customer's continued use of the Service(s) after such material change will constitute Customer's consent to such changes. Illumina will post any modification to this Agreement to https://www.illumina.com/company/legal/terms-and-conditions.html.

b.

Illumina may, but has no obligation to, make commercially reasonable updates to any Service from time to time. Illumina will inform Customer if Illumina makes a material change to the Services that has an adverse material impact on Customer's use of the Service, provided that Customer has consented to be informed about such change.

15.	Governing Law; Dispute Resolution.

a.

Governing Law. This Agreement, its interpretation, and the performance of the parties shall be governed by the laws of the State of California, U.S.A. Illumina and Customer agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement, including any terms in the Documentation. The federal and state courts of San Diego County in California will have exclusive jurisdiction of, and venue in, in any dispute arising out of or relating to this Agreement.

b.

Arbitration. In Illumina’s sole discretion, any dispute, claim or controversy arising out of or relating to this Agreement, shall be determined by confidential binding arbitration conducted in the English language, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in San Diego, California. In all cases of arbitration hereunder each party shall bear its own costs and expenses and an equal share of the arbitrator’s and administrator’s fees of arbitration, provided that the losing party at the arbitration will be required to reimburse the prevailing party’s legal fees and other expenses incurred in such arbitration. Neither party nor an arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of both parties, unless required by law; the decision of the arbitrator shall be final and binding on the parties, provided that, the arbitrator shall not have the authority to alter any explicit provision of these terms and conditions; judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

16.

General. If any provision of this Agreement is held to be unenforceable, that provision will be removed, and the remaining provisions will remain in full force. This Agreement (including any Service Addenda hereto), any quotation referencing this Agreement and the Privacy Documents are the complete and exclusive statement of the agreement between Customer and Illumina with respect to the subject matter of this Agreement, and supersedes any proposal or prior agreement, oral or written, and any other communications between Customer and Illumina in relation to the subject matter of this Agreement. This Agreement exclusively governs Customer’s access to and use of the Services, and overrides any conflicting, amending and/or additional terms contained in any purchase orders, invoices, or similar documents all of which are hereby rejected and are null and void. Illumina’s failure to object to any such terms shall not constitute a waiver by Illumina, nor constitute acceptance by Illumina of such terms and conditions. The relationship between Customer and Illumina is that of independent contractors. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Customer agrees that Illumina may delegate or subcontract any or all of its rights and obligations under this Agreement to one or more of its affiliates and subsidiaries. Illumina invoices and other documentation may come from an Illumina affiliate or subsidiary and Customer will honor those just as if they came directly from Illumina. There are no third party beneficiaries to this Agreement and no term hereunder is enforceable under any law or regulation by a person or entity who is not a party to these terms. This Agreement may not be assigned by Customer without Illumina’s prior written consent. Illumina may freely assign this Agreement. Sections, titles, and headings in this Agreement are for convenience only and are not intended to affect the meaning or interpretation. Whenever required by the context, the singular term includes the plural, the plural term includes the singular, and the gender of any pronoun includes all genders. As used in this Agreement except as the context may otherwise require, the words “include,” “includes,” “including,” and “such as” are deemed to be followed by “without limitation” or “but not limited to,” whether or not they are in fact followed by such words or similar words, and “will” and “shall” are used synonymously.

Last Updated: September 3, 2024